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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this Registration Statement of Rockwell Medical Technologies, Inc. on Form S-8 of our report dated March 21, 2005 on the consolidated financial statements of Rockwell Medical Technologies, Inc., appearing in the Annual Report on Form 10-KSB of Rockwell Medical Technologies, Inc. as of and for the years ended December 31, 2004 and 2003, and to the reference to us under the heading "Experts" in this Registration Statement.

/s/ PLANTE & MORAN, PLLC

Plante & Moran, PLLC
Auburn Hills, Michigan
July 12, 2005